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               ALLIANCE INSTITUTIONAL FUNDS, INC.

                     ARTICLES SUPPLEMENTARY

         Alliance Institutional Funds, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

         FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 7,000,000,000 shares and classifies such additional shares as 1,750,000,000 shares of Class I Common Stock of Alliance Technology Institutional Fund, 1,750,000,000 shares of Class II Common Stock of Alliance Technology Institutional Fund, 1,750,000,000 shares of Class I Common Stock of Alliance International Premier Growth Institutional Fund and 1,750,000,000 shares of Class II Common Stock of Alliance International Premier Growth Institutional Fund. Alliance Technology Institutional Fund and Alliance International Premier Growth Institutional Fund are referred to herein as the "Series."

         SECOND: The shares of the Class I Common Stock and Class II Common Stock of the Series of the Corporation as so classified by the Corporation's Board of Directors, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Corporation's Charter with respect to Class I Common Stock and Class II Common Stock of each other series and shall be subject to all provisions of the Charter relating to stock of the Corporation generally.

         THIRD:    A.  Immediately before the increase in
authorized capital stock provided for herein, the total number of shares of stock of all classes that the Corporation had authority to issue was 29,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $29,000,000, classified as follows:




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                             Class I             Class II
Name of Series               Common Stock        Common Stock

Alliance Premier Growth
  Institutional Fund         3,000,000,000       3,000,000,000

Alliance Quasar
  Institutional Fund         3,000,000,000       3,000,000,000

Alliance Real Estate
  Investment Institutional
  Fund                       3,000,000,000       3,000,000,000

Alliance Special Equity
  Institutional Fund         3,000,000,000       3,000,000,000

Alliance Technology
  Institutional Fund         1,250,000,000       1,250,000,000

Alliance International
 Premier Growth
  Institutional Fund         1,250,000,000       1,250,000,000

                   B.  Immediately after the increase in
authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 36,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $36,000,000, classified as follows:
























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                             Class I             Class II
Name of Series               Common Stock        Common Stock

Alliance Premier
  Growth Institutional
  Fund                       3,000,000,000       3,000,000,000

Alliance Quasar
  Institutional Fund         3,000,000,000       3,000,000,000

Alliance Real Estate
  Investment Institutional
  Fund                       3,000,000,000       3,000,000,000

Alliance Special Equity
  Institutional Fund         3,000,000,000       3,000,000,000

Alliance Technology
  Institutional Fund         3,000,000,000       3,000,000,000

Alliance International
  Premier Growth
  Institutional Fund         3,000,000,000       3,000,000,000

         FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         SIXTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.


















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         IN WITNESS WHEREOF, Alliance Institutional Funds, Inc.
has caused these Articles Supplementary to be executed by the President of the Corporation and witnessed by its Secretary as of this 17th day of October, 2000. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                        ALLIANCE INSTITUTIONAL FUNDS, INC.



                        By:  /s/John D. Carifa
                             ------------------------------
                             John D. Carifa
                             President


WITNESS:


/s/  Edmund P. Bergan
----------------------------
Edmund P. Bergan
Secretary

























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